Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 1 dated February 13, 2026 relating to the Common Stock, $.01 par value, of American Public Education, Inc. shall be filed on behalf of the undersigned.

DIVISADERO STREET CAPITAL MANAGEMENT, LP By: Divisadero Street Capital LLC, its general partner By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

WILLIAM ZOLEZZI By: /s/ William Zolezzi

DIVISADERO STREET PARTNERS, L.P. By: Divisadero Street Partners GP, LLC, its general partner By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

DIVISADERO STREET PARTNERS GP, LLC By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

DIVISADERO STREET CAPITAL, LLC By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager